As filed with the Securities and Exchange Commission on May 15, 2012.

Registration No. 333-161825

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BOTETOURT BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1867438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6022

(Primary Standard Industrial

Classification Code Number)

19747 Main Street

Buchanan, Virginia 24066

(540) 591-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

H. Watts Steger, III

Chairman and Chief Executive Officer

Botetourt Bankshares, Inc.

19747 Main Street

Buchanan, Virginia 24066

(540) 591-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to

Hugh B. Wellons

Spilman Thomas & Battle

P.O. Box 90

Roanoke, Virginia 24002

(540) 512-1809

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (No. 333-161825) filed by Botetourt Bankshares, Inc. (the “Registrant”) with the Securities and Exchange Commission on September 10, 2009, as amended on January 10, 2011 and September 9, 2011 (the “Registration Statement”). The Registration Statement registered rights to up to 200,000 shares of the Registrant’s common stock, par value $1.00 per share (“Common Stock”), for issuance by the Registrant in connection with a Dividend Reinvestment and Stock Purchase Plan. The Registrant sold an aggregate of 8,497 shares of Common Stock under the Registration Statement.

In accordance with the undertaking made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister the 191,503 shares of Common Stock that were registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Botetourt County, Commonwealth of Virginia, on May 15, 2012.

Botetourt Bankshares, Inc.

By:	/s/ H. Watts Steger, III
H. Watts Steger, III
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ H. Watts Steger, III H. Watts Steger, III	Chief Executive Officer (principal executive officer) and Chairman of the Board

/s/ Michelle A. Crook Michelle A. Crook	Senior Vice President and Chief Financial Officer

* Edgar K. Baker	Director

* Robert J. Berkstresser	Director

* G. Lyn Hayth, III	Secretary of the Company, President of Bank of Botetourt and Director

* Joyce R. Kessinger	Director

* Tommy L. Moore	Director

* D. Bruce Patterson	Director

* F. Lindsey Stinnett	Director

* John B. Williamson, III	Director

*	Michelle A. Crook, by signing her name, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to the powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as Exhibit 24 to the Registration Statement on Form S-1, filed with the Commission on September 10, 2009.